UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2018

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Madison Avenue, 4th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On March 7, 2018, SELLAS Life Sciences Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors (the “Investors”), pursuant to which the Company agreed to sell to the Investors, in a private placement (the “Private Placement”) pursuant to Rule 4(a)(2) and Regulation S under the Securities Act of 1933, as amended (the “Act”), an aggregate of 10,700 shares of the Company’s newly-created non-voting Series A 20% Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred”), and warrants (“Warrants”) to acquire an aggregate 1,383,631 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an aggregate purchase price of $10,700,000. The Series A Convertible Preferred is initially convertible into 1,844,827 shares of Common Stock based on an initial conversion price of $5.80 per share.

At the first closing of the Private Placement on March 9, 2018, the Company issued an aggregate 5,987 shares of Series A Convertible Preferred and 774,186 Warrants for aggregate gross proceeds of $5,987,000. The second closing of the remaining 4,713 shares of Series A Convertible Preferred and Warrants to acquire an aggregate of 609,445 shares of Common Stock, for aggregate gross proceeds of $4,713,000, will occur within five business days of receipt of necessary stockholder approval under the applicable rules and regulations of the Nasdaq Stock Market LLC. Under the Purchase Agreement, the Company is obligated to seek stockholder approval no later than May 7, 2018 (within 60 days of the date of the Purchase Agreement), and will file proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection therewith.

The Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock, who collectively hold more than 50% of the Company’s outstanding voting power, entered into Voting Agreements dated March 9, 2018 (the “Voting Agreements”), pursuant to which they agreed to vote in favor of any resolution presented to the stockholders of the Company to approve the issuance, in the aggregate, of greater than 19.99% of the Common Stock outstanding prior to the entry into the Purchase Agreement, for less than the greater of the book or market value of the Common Stock as required by the listing rules of the Nasdaq Stock Market (“Nasdaq”). In addition, such persons also entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they agreed to refrain from certain transactions in the Company’s equity securities until the earlier of (i) September 9, 2018 (the six month anniversary of the first closing) and (ii) the initial closing date of a Qualified Offering (as such term is defined in the Purchase Agreement). Under the Purchase Agreement, the Company also agreed to refrain from issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents (subject to certain exclusions) prior to obtaining such stockholder approval.

Qualified Offering is defined in the Purchase Agreement and the Certificate of Designation (as defined below) as a public offering raising aggregate gross proceeds of no less than $20.0 million. In the event of a Qualified Offering, under the Purchase Agreement, Investors have the right to acquire the securities sold in such Qualified Offering by converting their shares of Series A Convertible Preferred into the same securities on a $1.00 for $1.00 basis based on the stated value of their shares of Series A Convertible Preferred.

Series A Convertible Preferred

On March 8, 2018, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A 20% Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which designated up to 17,500 shares of Series A Convertible Preferred. The shares of Series A Convertible Preferred have a stated value equal to $1,000 and bear cumulative dividends, payable in cash or shares of Common Stock at the Company’ option, at a rate of 20% per annum, payable semiannually in arrears on June 30 and December 31, beginning on the first such date after issuance, and upon conversion if accrued and unpaid at such time. Such dividends cease to accrue upon the consummation of a Qualified Offering.

Shares of Series A Convertible Preferred are convertible into Common Stock at the option the holder from time to time. Prior to receipt of stockholder approval, such conversion is limited to an Investor’s pro rata share of the aggregate 19.99% limit under applicable Nasdaq rules and regulations. Following receipt of stockholder approval, Conversion is also subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Investor).

The initial conversion price is $5.80 per share of Common Stock, subject to standard adjustments for certain transactions affecting the Company’s securities (such as stock dividends, stock splits, and the like). Until consummation of a Qualified Offering, such conversion price is also subject to anti-dilution price protection in the event of non-exempt equity issuances at a price per share lower than the then applicable conversion price. If the Company has not consummated a Qualified Offering (as defined in the Certificate of Designation) on or before September 9, 2018 (the six month anniversary of the first closing), on each of the six month anniversary of the first and the second closings, the Conversion Price shall be reduced to the lesser of (x) the then applicable Conversion Price, as adjusted, (y) $3.00 (subject to adjustment for forward and reverse stock splits and the like) and (z) the lowest VWAP for any trading day during the five trading days immediately following each such adjustment date.

The Series A Convertible Preferred generally have no voting rights. However, for so long as any shares of Series A Convertible Preferred are outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred is required to: (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designation) senior to, or otherwise pari passu with, the Series A Convertible Preferred (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Convertible Preferred, (d) increase the number of authorized shares of Series A Convertible Preferred, or (e) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series A Convertible Preferred are entitled to receive out of the assets the Company the same amount they would have received on an as converted basis, disregarding any conversion limitations. Such amounts are paid on a pari passu basis with all holders of Common Stock.

Warrants

Under the Purchase Agreement, the Company agreed to issue Warrants to acquire an aggregate of 1,383,631 shares of Common Stock, or approximately 75% of the shares of Common Stock into which the Series A Convertible Preferred are initially exercisable. The Warrants have an initial exercise price of $6.59 per share, subject to adjustment in certain circumstances, may not be exercised until the date that is six months after issuance, and have a term of five years from the initial exercise date. Prior to receipt of stockholder approval, exercise of the Warrants is limited to an Investor’s pro rata share of the aggregate 19.99% limit under applicable Nasdaq rules and regulations. Exercise is also subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Investor).

Placement Agent

Cantor Fitzgerald & Co. (“Cantor”) acted as placement agent pursuant to an engagement letter dated, January 16, 2018 (the “Engagement Letter”). Under the engagement letter, the Company agreed to pay Cantor a fee equal to 7% of the gross proceeds received by the Company from U.S-based Investors. The Company also agreed to reimburse Cantor for its actual, out-of-pocket accountable expenses (including legal fees and expenses) incurred in connection with the Private Placement.

The foregoing description of the terms of the Purchase Agreement, the Certificate of Designation, the Warrants, the Voting Agreement, the Lock-Up Agreement and the Engagement Letter set forth above are not complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 1.1, 3.1, 4.1, 10.1, 10.2, and 10.3, hereto, and are incorporated herein by reference.

On March 7, 2018, the Company also issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1.

ITEM 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

During January 2018, the board of directors of the Company determined to request proposals from auditing firms for the Company’s 2017 audit. This decision was made following the completion of the business combination with SELLAS Life Sciences Group Ltd. (“Private SELLAS”) on December 29, 2017, and the subsequent relocation of the Company’s corporate headquarters and all operations of the combined company to New York, New York. As a result of the business combination, the financial statements of Private SELLAS, for which KPMG Audit Limited (“KPMG Bermuda”) served as the independent registered public accounting firm, became the financial statements of the Company. After review and consideration of various proposals, on March 6, 2018, the Company dismissed KPMG Bermuda as the Company’s independent registered public accounting firm, with immediate effect, and engaged Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. The decision to continue the engagement of Moss Adams as the Company’s accountants was approved by the audit committee of the board of directors of the Company.

KPMG Bermuda’s audit reports on the Company’s financial statements (which, as a result of the business combination, are now the financial statements of Private SELLAS) for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through March, 2018, the date of notification to KPMG Bermuda of its dismissal, there were no: (1) disagreements with KPMG Bermuda on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Bermuda, would have caused it to refer to the subject matter thereof regarding its report, or (2) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

Moss Adams has been acting as the Company’s independent accounting firm since 2013 and reviewed the Company’s predecessor financial statements (e.g., prior to the business combination with Private SELLAS). Other than in connection with its engagement as the Company’s independent public accounting firm prior to the business combination with Private SELLAS, during the two most recent fiscal years and the subsequent interim period through March 6, 2018, neither the Company nor anyone acting on its behalf consulted Moss Adams regarding the application of accounting principles to any completed or proposed transactions nor regarding any matter that was the subject of a disagreement with the Company’s independent accountant or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of this Form 8-K to KPMG Bermuda on March 12, 2018 and requested that KPMG Bermuda furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The Company will file a copy of KPMG Bermuda’s letter, dated March 12, 2018, as Exhibit 16.1 to an amendment to this Form 8-K when received.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01. Other Events.

On March 7, 2018, the Company issued a press release announcing the Company’s entry into the Purchase Agreement and the terms of the Private Placement, a copy of which is filed as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Engagement Letter dated January 16, 2018, between SELLAS Life Sciences Group, Inc. and Cantor Fitzgerald & Co.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.1	Form of Warrant

10.1	Securities Purchase Agreement dated March 7, 2018

10.2	Form of Voting Agreement

10.3	Form of Lock-Up Agreement

16.1*	Letter from KPMG Audit Limited

99.1	Press Release dated March 7, 2018

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Dated: March 12, 2018	By:	/s/ Angelos M. Stergiou, M.D., Sc.D.
Angelos M. Stergiou, M.D., Sc.D.
President and Chief Executive Officer